UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

August 28, 2018

LANTRONIX, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-16027	33-0362767
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7535 Irvine Center Drive, Suite 100

Irvine, California 92618

(Address of principal executive offices, including zip code)

(949) 453-3990

(Registrant's telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 28, 2018, the Compensation Committee (the “Committee”) of the Board of Directors of Lantronix, Inc. (the “Company”) approved the performance goals, minimum performance thresholds, target bonuses and bonus formulas under the Lantronix, Inc. Annual Bonus Program (the “Bonus Program”) for fiscal 2019. The Committee designated the following named executive officers as participants in the Bonus Program for fiscal 2019: Jeffrey Benck, the Company’s Chief Executive Officer, and Jeremy Whitaker, the Company’s Chief Financial Officer. The Committee also designated other Lantronix officers and employees who are not named executive officers as Bonus Program participants for fiscal year 2019.

The Committee approved new financial targets and goals using the same performance measures, weighting of goals, bonus pool funding and target bonuses for fiscal year 2019 as for fiscal year 2018.

The foregoing description of the Bonus Program is qualified in its entirety by reference to the Summary of Lantronix, Inc. Annual Bonus Program, as amended, which has been filed as Exhibit 99.1 to the Current Report on Form 8-K dated September 1, 2015 and is incorporated in this Report by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 31, 2018	LANTRONIX, INC.

By:	/s/ JEREMY WHITAKER
Jeremy Whitaker Chief Financial Officer